UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 21, 2007

El Paso Electric Company

(Exact name of Registrant as Specified in its Charter)

Texas	0-296	74-0607870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of Principal Executive Offices)	(Zip Code)

(915) 543-5711

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

As previously disclosed, the New Mexico Public Regulation Commission (the “NMPRC”) issued a “Notice of Investigation of the Rates of El Paso Electric Company” in Case No. 07-00317-UT (the “Notice”) pursuant to which it initiated an investigation of the Company’s rates in New Mexico. In the Notice, the NMPRC instructed the Company to file by October 24, 2007 a fully allocated cost of service study based on the twelve-month period ended March 31, 2007.

The Company filed a motion for rehearing on August 8, 2007. The NMPRC issued an Order on Reconsideration (the “Order”) on August 21, 2007 vacating the requirement to file a fully allocated cost of service study based on the twelve-month period ended March 31, 2007. However, the Order requires the Company to respond by September 7, 2007, to allegations that its commercial rates are higher than comparable rates in California and that its electric rates are discouraging economic development. In addition, the Company is required to respond to the NMPRC’s concern that the reasonableness and prudence of the Company’s expenditures for fuel and purchased power should be investigated. The Company is unable at this time to predict what actions, if any, the NMPRC will take in this investigation and whether any actions by the NMPRC will adversely impact the Company’s results of operations or financial position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: August 27, 2007	By:	/s/ David Carpenter
Name: David Carpenter Title: Vice President of Corporate Planning and Controller